608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300  Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V-PPI)

Passport Potash Announces a Strategic Investment

VANCOUVER, BRITISH COLUMBIA--(Marketwire - April 16, 2014) - Passport Potash, Inc. ("Passport" or the "Company") (TSX.V: PPI)(OTCQX: PPRTD) announces it has received conditional approval from the TSX Venture Exchange (the "Exchange") to complete a non-brokered private placement (the "Private Placement") of US $500,000 to Concept Capital Management Ltd. ("CCM") to develop Passport's holdings on the east side of the Holbrook Basin (the "Properties") pursuant to an agreement between Passport and CCM (the "Agreement").

The Company agrees to use the funds from the Private Placement to:

1.     complete core drilling on 8 holes on the Properties;

2.     prepare a NI 43-101 potash resource estimate for the Properties; and

3.     if justified, apply to the Arizona State Land Department for mining leases on the Properties.

"This strategic investment comes at a crucial time for Passport and will help us to build some real value in our east block properties," said Passport president and CEO Joshua Bleak. "We are thrilled to have the continuing interest of CCM in the development of this project. We are enthusiastic about getting the drills turning again, and moving this project forward."

As a condition of closing the Private Placement, Passport will transfer the Properties into Passport's wholly owned subsidiary, PPI East Block Holding Corp ("EBHC"). The Private Placement is structured as a convertible debenture of Passport in the principal amount of US $500,000 (the "Debenture") to mature on the date that is 48 months from the issue date of the Debenture (the "Maturity Date") pursuant to Policy 4.1 - Private Placements of the Exchange. The Private Placement is expected to close on or before April 30, 2014.

The Debenture is convertible at any time prior to the Maturity Date, in whole or in part, at the option of the holder into either: (a) units of Passport (the "Units") at a conversion price of US $0.12 per Unit, each Unit to consist of one common share of Passport (a "Common Share") and one common share purchase warrant of Passport (a "Warrant"), each exercisable into a Common Share (a "Warrant Share") at a price of US $0.12 for a period of 48 months from the date of issuance of the Debenture; or (b) into 10% of the shares Passport holds in EBHC; provided, however, in the event of a bona fide written offer (whether binding or non-binding) (the "Offer") from any other person (the "Offering Party") to Passport in respect of a transfer or distribution to the Offering Party of Passport's interest in EBHC, the holder must exercise option (b) within ten (10) days of receiving notice of the Offer from Passport. Option (b) is considered an "exempt distribution" pursuant to Policy 5.3 - Acquisitions and Dispositions of Non-Cash Assets of the Exchange.

Notwithstanding the foregoing, the Debenture shall not be convertible if, after giving effect to such conversion, the holder, together with any person or company acting jointly or in concert with such holder, would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of Passport which is 20% or greater of the total issued and outstanding voting securities of Passport, immediately after giving effect to such conversion.

The Debenture will bear interest at the rate of 9.5% per annum and will be payable in 50% cash and 50% Common Shares, at the end of each year from the issue date. At its sole option, the holder may elect to receive interest payments entirely in Common Shares. The issuance price of securities to pay accrued interest will be determined by the Market Price of the Common Shares, as defined by the policies of the Exchange, at the time of the holder's election.

The Debenture and the Common Shares, Warrants and Warrant Shares will be subject to a hold period of four months and a day from the issue date of the Debenture.

About the Holbrook Potash Project

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 127,000 acres.  Passport has also entered into a joint exploration agreement with the Hopi Indian Tribe to work toward developing about 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors

PASSPORT POTASH INC.

Joshua Bleak, President

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:
United States
Passport Potash Inc.
Ken Bond
480-288-6530, ext. 411
hkbond@passportpotash.com

Canada
Passport Potash Inc.
Clive Mostert
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com

Safe Harbor Statement

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS". STATEMENTS IN THIS NEWS RELEASE THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.

EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH MINERAL EXPLORATION AND FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL AND QUARTERLY REPORTS ON FORM 10-K OR FORM 10-Q AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION AND DEVELOPMENT ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S EXPLORATION EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

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